Notice of Guaranteed Delivery
to
Tender Shares of Class A Common Stock
of
RDO Equipment Co.
to
RDO Tender Co.
a wholly owned subsidiary of
RDO Holdings Co.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON MONDAY, JUNE 2, 2003, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery (or a facsimile hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of Class A common stock (the "Shares") of RDO Equipment Co., a Delaware corporation ("RDOE"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit certificates representing Shares and any other required documents to reach Wells Fargo Bank Minnesota, N.A., as depositary (the "Depositary"), by the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by mail, overnight delivery or by hand to the Depositary, or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under "The Offer—Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

        If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the broker, bank or other agent through whom the sale or transfer was effected for transmission to RDO Tender Co. or transferee.

The Depositary for the Offer is:
Wells Fargo Bank Minnesota, N.A.

By First Class Mail, Overnight Delivery or by Hand:
Wells Fargo Bank Minnesota, N.A.
Shareowner Services
Corporate Actions Department
161 North Concord Exchange
South St. Paul, Minnesota 55075

For notice of guaranteed delivery
by facsimile transmission:
(for Eligible Institutions only)
(651) 450-2452

To confirm facsimile transmission only:
(651) 450-4110

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to RDO Tender Co., a Delaware corporation and wholly owned subsidiary of RDO Holdings Co., a North Dakota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 28, 2003 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in "The Offer—Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

Signature(s):	Address(es):
Name(s) of Record Holder(s):
Zip Code
Please Type or Print
Number of Shares:	Area Code and Tel. No(s).
Check the following box if Shares will be tendered by book-entry transfer: [ ]
Certificate Number(s) (If Available):	The Depository Trust Company

Dated: , 2003	DTC Account Number:
Transaction Code Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three (3) trading days after the date hereof. A "trading day" is any day on which trading occurs on the New York Stock Exchange.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates representing the Shares to the Depositary within the time period specified in the preceding paragraph. Failure to do so could result in financial loss to the Eligible Institution.

Name of Firm	Authorized Signature
Name
Address		Please Type or Print
Title
Zip Code
Area Code and Tel. No.	Dated

Note: Do not send certificates for the Shares with this Notice. Certificates should be sent only with your Letter of Transmittal.